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                                                                    EXHIBIT 23.1





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                                                                EXHIBIT 23.1




                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-37107) of Advanta Mortgage Conduit Services, Inc. (the "Registrant") and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement"), included in the Form 8-K of the Registrant dated November 18, 1997, of our report dated January 30, 1997 on the consolidated financial statements of Ambac Assurance Corporation (formerly AMBAC Indemnity Corporation) as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Ambac Financial Group, Inc. (formerly AMBAC Inc.) dated March 12, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                     /s/ KPMG PEAT MARWICK LLP

New York, New York
November 18, 1997